Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of Municipal Securities Purchase, Inc. (the “registrant”) on Form 10-K for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, LeAnn Rogers and Peter Graham, Chairman, and Vice President and Treasurer, respectively, of the registrant, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002 that to our knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

February 27, 2007

/s/ LeAnn Rogers
LeAnn Rogers
Chairman
(Principal Executive Officer)

/s/ Peter Graham
Peter Graham
Vice President and Treasurer
(Principal Financial and
Accounting Officer)

20